Exhibit 4.8

Third Supplemental Indenture

THIRD SUPPLEMENTAL INDENTURE, dated as of October 30, 2007 (this “Third Supplemental Indenture”), among HD Supply, Inc., a corporation duly organized and existing under the laws of the State of Delaware and successor in interest to HDS Acquisition Subsidiary, Inc. (together with its respective successors and assigns, the “Company”), Arvada Hardwood Floor Company, Brafasco Holdings II, Inc., Brafasco Holdings, Inc., Creative Touch Interiors, Inc., Floorworks, Inc., Grand Floor Designs, Inc., HD Builder Solutions Group, Inc., HD Supply Construction Supply Group, Inc., HD Supply Distribution Services, LLC, HD Supply Facilities Maintenance Group, Inc., HD Supply GP & Management, Inc., HD Supply Plumbing/HVAC Group, Inc., HD Supply Repair & Remodel, LLC, HD Supply Support Services, Inc., HD Supply Utilities Group, Inc., HD Supply Waterworks Group, Inc., HSI IP, Inc., ProValue, LLC, Southwest Stainless, L.P., Sunbelt Supply Canada, Inc., White Cap Construction Supply, Inc., Williams Bros. Lumber Company, LLC, Cox Lumber Co., HD Supply Construction Supply, Ltd., HD Supply Electrical, Ltd., HD Supply Facilities Maintenance, Ltd., HD Supply Holdings, LLC, HD Supply Management, Inc., HD Supply Plumbing/HVAC, Ltd., HD Supply Utilities, Ltd., HD Supply Waterworks, Ltd., Madison Corner, LLC, Park-Emp, LLC, World-Wide Travel Network, Inc., Utility Supply of America, Inc., Floors, Inc., HD Supply Fasteners & Tools, Inc. and HDS IP Holding, LLC (collectively, the “Subsidiary Guarantors”), and Wells Fargo Bank, National Association, as Trustee under the Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Company, the Subsidiary Guarantors and the Trustee have heretofore become parties to an Indenture, dated as of August 30, 2007 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of 13.5% Senior Subordinated Notes due 2015 of the Company (the “Notes”);

WHEREAS, pursuant to Section 902 of the Indenture, the parties hereto are authorized to execute and deliver this Third Supplemental Indenture to amend the Indenture with the written consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Notes;

WHEREAS, the Company has, as required by Section 902 of the Indenture, obtained written consent dated the date hereof to the substance of this Third Supplemental Indenture from Holders of not less than a majority in aggregate principal amount of the Outstanding Notes; and

WHEREAS, subject to the terms and conditions of this Third Supplemental Indenture, the parties hereto wish to amend certain provisions of the Indenture as herein provided;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Subsidiary Guarantors, the Company and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:

1.    Defined Terms. As used in this Third Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Third Supplemental Indenture refer to this Third Supplemental Indenture as a whole and not to any particular Section hereof.

2.    Bain Capital Investors. The definition of “Bain Capital Investors” in Section 101 of the Indenture is hereby amended by amending and restating such definition:

““Bain Capital Investors” means, collectively, (i) Bain Capital, (ii) Bain Capital Integral Investors 2006, LLC and any legal successor thereto and (iii) any Affiliate of any Bain Capital Investor, but not including any portfolio company of any Bain Capital Investor.”

3.    Permitted Investment. The definition of “Permitted Investment” in Section 101 of the Indenture is hereby amended by amending and restating clauses (i) and (ii) of such definition:

“(i)    (v) a Subsidiary Guarantor, (w) the Company, (x) a Person that will, upon the making of such Investment, become a Subsidiary Guarantor (and any Investment held by such Person that was not acquired by such Person in contemplation of so becoming a Restricted Subsidiary), (y) by the Company and Subsidiary Guarantors in Subsidiaries that are not Subsidiary Guarantors (provided that the amount invested pursuant to this clause (y), together with the amount invested by the Company and Subsidiary Guarantors in Subsidiaries that are not Subsidiary Guarantors pursuant to clause (ii) of this definition of “Permitted Investment”, shall not exceed the greater of $100.0 million and 2.0% of Consolidated Tangible Assets at any time outstanding) and (z) by a Subsidiary that is not a Subsidiary Guarantor in any other Subsidiary that is not a Subsidiary Guarantor;

(ii)    another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, or is liquidated into, the Company or a Restricted Subsidiary (and, in each case, any Investment held by such other Person that was not acquired by such Person in contemplation of such merger, consolidation or transfer); provided that the amount invested pursuant to this clause (ii) by the Company and Subsidiary Guarantors in Subsidiaries that are not Subsidiary Guarantors, together with the amount invested pursuant to clause (i)(y) of this definition of “Permitted Investment”, shall not exceed the greater of $100.0 million and 2.0% of Consolidated Tangible Assets at any time outstanding;”

4.    Representative. Section 101 of the Indenture is hereby amended by inserting the following definition in the appropriate alphabetical order:

““Representative” means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.”

5.    Unrestricted Subsidiary. The definition of “Unrestricted Subsidiary” in Section 101 of the Indenture is hereby amended by amending and restating such definition:

““Unrestricted Subsidiary” means (i) any Subsidiary of the Company that at the time of determination is an Unrestricted Subsidiary, as designated by the Board of Directors in the manner provided below, and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Restricted Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that (A) such designation was made at or prior to the Closing Date, or (B) the Subsidiary to be so designated has total consolidated assets of $1,000 or less or (C) if such Subsidiary has consolidated assets greater than $1,000, then either such designation would be permitted under Section 409 or Section 409 shall not then be in effect. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that immediately after giving effect to such designation (x) the Company could Incur at least $1.00 of additional Indebtedness under Section 407(a) or (y) the Consolidated Coverage Ratio would be greater than it was immediately prior to giving effect to such designation or (z) such Subsidiary shall be a Special Purpose Subsidiary with no Indebtedness outstanding other than Indebtedness that can be Incurred (and upon such designation shall be deemed to be Incurred and outstanding) pursuant to Section 407(b). Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Company’s Board of Directors giving effect to such designation and an Officer’s Certificate of the Company certifying that such designation complied with the foregoing provisions.”

6.    Limitation on Indebtedness. Section 407(b)(iii) of the Indenture is hereby amended by amending and restating such section:

“(iii) Indebtedness represented by the Senior Notes issued on the Closing Date (or any Senior Notes issued in respect thereof or in exchange therefor) and the Notes (other than any Additional Notes), any Indebtedness (other than the Indebtedness described in clause (ii) above) outstanding on the Closing Date, Indebtedness represented by Notes issued in connection with the payment of PIK Interest, and any Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (iii) or paragraph (a) above;”

7.    Acceleration of Maturity; Rescission and Annulment. Section 602 of the Indenture is hereby amended by deleting the first sentence of the second paragraph of Section 602 and inserting such sentence in its entirety at the end of the first paragraph of Section 602.

8.    Amendment, Supplement or Waiver Without Consent of Holders. Section 901 of the Indenture is hereby amended by amending and restating clauses (10) and (11) thereof and adding a new clause (12) thereto:

“(10) to make any change that does not materially adversely affect the rights of any Holder under the Notes or this Indenture,

(11) to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA or otherwise, or

(12) to conform the text of this Indenture, the Notes or any Subsidiary Guarantee to any provision of the “Description of notes” section of the preliminary offering memorandum dated as of October 29, 2007 relating to the offering of the Notes.”

9.    Governing Law. THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS THIRD SUPPLEMENTAL INDENTURE.

10.    Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Third Supplemental Indenture or as to the accuracy of the recitals to this Third Supplemental Indenture.

11.    Counterparts. The parties hereto may sign one or more copies of this Third Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

12.    Headings. The Section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

ARVADA HARDWOOD FLOOR COMPANY

BRAFASCO HOLDINGS II, INC.

BRAFASCO HOLDINGS, INC.

COX LUMBER CO.

CREATIVE TOUCH INTERIORS, INC.

FLOORS, INC.

FLOORWORKS, INC.

GRAND FLOOR DESIGNS, INC.

HD BUILDER SOLUTIONS GROUP, INC.

HD SUPPLY CONSTRUCTION SUPPLY GROUP, INC.

HD SUPPLY FACILITIES MAINTENANCE GROUP, INC.

HD SUPPLY FASTENERS & TOOLS, INC.

HD SUPPLY GP & MANAGEMENT, INC.

HD SUPPLY MANAGEMENT, INC.

HD SUPPLY PLUMBING/HVAC GROUP, INC.

HD SUPPLY SUPPORT SERVICES, INC.

HD SUPPLY UTILITIES GROUP, INC.

HD SUPPLY WATERWORKS GROUP, INC.

HSI IP, INC.

SUNBELT SUPPLY CANADA, INC.

UTILITY SUPPLY OF AMERICA, INC.

WHITE CAP CONSTRUCTION SUPPLY, INC.

WORLD-WIDE TRAVEL NETWORK, INC.

By:	/s/ Ricardo Nunez
	Name:	Ricardo Nunez
	Title:	Vice President and Secretary

HD SUPPLY, INC.

By:	/s/ Ricardo Nunez
	Name:	Ricardo Nunez
	Title:	Vice President and Secretary

HD SUPPLY DISTRIBUTION SERVICES, LLC
By:	HD Supply GP & Management, Inc.,
its manager

By:	/s/ Ricardo Nunez
	Name:	Ricardo Nunez
	Title:	Vice President and Secretary

HD SUPPLY REPAIR & REMODEL, LLC
By:	HD Supply GP & Management, Inc.,
its manager

By:	/s/ Ricardo Nunez
	Name:	Ricardo Nunez
	Title:	Vice President and Secretary

PROVALUE, LLC
By:	HD Supply Support Services, Inc.,
its managing member

By:	/s/ Ricardo Nunez
	Name:	Ricardo Nunez
	Title:	Vice President and Secretary

SOUTHWEST STAINLESS, L.P.
By:	HD Supply GP & Management, Inc.,
its general partner

By:	/s/ Ricardo Nunez
	Name:	Ricardo Nunez
	Title:	Vice President and Secretary

WILLIAMS BROS. LUMBER COMPANY, LLC
By:	HD Supply GP & Management, Inc.,
its manager

By:	/s/ Ricardo Nunez
	Name:	Ricardo Nunez
	Title:	Vice President and Secretary

HD SUPPLY CONSTRUCTION SUPPLY, LTD.
By:	HD Supply GP & Management, Inc.,
its general partner

By:	/s/ Ricardo Nunez
	Name:	Ricardo Nunez
	Title:	Vice President and Secretary

HD SUPPLY ELECTRICAL, LTD.
By:	HD Supply GP & Management, Inc.,
its general partner

By:	/s/ Ricardo Nunez
	Name:	Ricardo Nunez
	Title:	Vice President and Secretary

HD SUPPLY FACILITIES MAINTENANCE, LTD.
By:	HD Supply GP & Management, Inc.,
its general partner

By:	/s/ Ricardo Nunez
	Name:	Ricardo Nunez
	Title:	Vice President and Secretary

HD SUPPLY HOLDINGS, LLC
By:	HD Supply GP & Management, Inc.,
its manager

By:	/s/ Ricardo Nunez
	Name:	Ricardo Nunez
	Title:	Vice President and Secretary

HD SUPPLY PLUMBING/HVAC, LTD.
By:	HD Supply GP & Management, Inc.,
its general partner

By:	/s/ Ricardo Nunez
	Name:	Ricardo Nunez
	Title:	Vice President and Secretary

HD SUPPLY UTILITIES, LTD.
By:	HD Supply GP & Management, Inc.,
its general partner

By:	/s/ Ricardo Nunez
	Name:	Ricardo Nunez
	Title:	Vice President and Secretary

HD SUPPLY WATERWORKS, LTD.
By:	HD Supply GP & Management, Inc.,
its general partner

By:	/s/ Ricardo Nunez
	Name:	Ricardo Nunez
	Title:	Vice President and Secretary

MADISON CORNER, LLC
By:	Cox Lumber Co.,
its manager

By:	/s/ Ricardo Nunez
	Name:	Ricardo Nunez
	Title:	Vice President and Secretary

PARK-EMP, LLC
By:	Cox Lumber Co.
its manager

By:	/s/ Ricardo Nunez
	Name:	Ricardo Nunez
	Title:	Vice President and Secretary

HDS IP HOLDING, LLC
By:	HD Supply GP & Management, Inc.
its managing member

By:	/s/ Ricardo Nunez
	Name:	Ricardo Nunez
	Title:	Vice President and Secretary

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Jane Y. Schweiger
	Name:	Jane Y. Schweiger
	Title:	Vice President